UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

CHINA DU KANG CO. LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53833	90-0531621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Town of Dukang, Baishui County,
A-28, Van Metropolis, #35 Tangyan Road,
Xi'an, Shaanxi, PRC, 710065
(Address of principal executive offices) (zip code)

8629-88830106-822
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 10, 2013, the Board of Directors of China Du Kang Co. Ltd., a Nevada corporation (“CDKG” or the “Company”), authorized a restructuring of the equity ownership and capital of its Shaanxi Bai Shui Du Kang Liquor Co., Ltd. subsidiary (“Du Kang Liquor Co.”), which is the Chinese subsidiary that is the exclusive manufacturing facility that distills the Company’s proprietary line of white wines and liquors. The goal of the restructuring is to increase the capital of Du Kang Liquor Co. so that it can increase its production capacity to 5,000 tons/year and meet market demand for its products, and to increase its marketing presence in China and increase sales of these products.

Prior to the restructuring, Du Kang Liquor Co. was 90.51% owned by the Company’s Shaanxi Xi Deng Hui Science & Technology Industrial Stock Co., Ltd. (“Xi Deng Hui”) subsidiary, with a capital investment of 41,976,500 RMB, and 9.49% owned by investors Hongjun Zhang, Yongsheng Wang, Fenying Nie and Pingjun Nie (the “Investors”), with a combined capital investment of 4,403,500 RMB. Yongsheng Wang is the Chief Executive Officer of the Company. Fenying Nie is a Director of the Company. In addition, Xi Deng Hui owned 70% of the capital stock of the unprofitable Shaanxi Bashui Liquor Brand Management Co., Ltd. (“Bashui Liquor Brand Management”), with a capital of 1,000,000 RMB. Finally, Xi Deng Hui owned 7.9% of the Shaanzi Yellow-river Bay Wenquan Lake Park Co., Ltd. subsidiary, with a capital of 152,000,000. The organizational structure and invested capital of Du Kang Liquor Co. prior to the restructuring was as follows:

[See Organizational Chart on following page]

Equity Structure Before Restructuring

After the restructuring, Du Kang Liquor Co. will be 51% owned by Xi Deng Hui, with a capital investment of 41,976,500 RMB, and 24.8% owned by Shaanxi Du Kang Group Co., Ltd. (“Du Kang Group”), with a capital investment of 20,420,000 RMB, 18.86% owned by Shaanxi Bai Shui Du Kang Marketing Management Co., Ltd. (“Du Kang Marketing Management”), with a capital investment of 15,530,000 RMB, and 5.34% owned by the Investors with a capital investment of 4,403,500 RMB. As a result of the restructuring, the capital investment in Du Kang Liquor Co. will have increased from 46,380,000 RMB to 82,330,000 RMB. In addition, Xi Deng Hui will dispose of its investment in Bashui Liquor Brand Management. The organizational structure and invested capital of Du Kang Liquor Co. after the restructuring will be:

[See Organizational Chart on following page]

Equity Structure After Restructuring

China Du Kang Co., Ltd. (CDKG)
100%
Hong Kong Merit Enterprise Limited
100%
Shaanxi Hui Tong
83.75%
HongJun Zhang
PingJun Nie
FenYing Nie
YongSheng Wang
HongJun Zhang
Xi Deng Hui
Hongjun Zhang
139,400,000RMB 91.71%
Min Chen
600,000RMB 0.39%
Registered Fund 82,330,000RMB
5.34%
51%
Registered Fund 1,000,000RMB
100%
0.0%
Registered Fund 152,000,000RMB
7.9%
92.1%
Shaanxi Bai Shui Du Kang Liquor Co., Ltd.
Shaanxi Bai Shui Du Kang Liquor Brand Management Co., Ltd.
Shaanxi Yellow-river Bay Wenquan Lake Park Co., Ltd.
24.8%
18.86%
Shaanxi Du Kang Liquor Group Co., Ltd.
Shaanxi Bai Shui Du Kang Marketing Management Co., Ltd.

Du Kang Group is an affiliated entity that distributes CDKG’s liquor. Du Kang Marketing Management, is an affiliated entity that markets the Company’s proprietary line of white wines and liquors.

Du Kang Group converted a loan receivable from Du Kang Liquor Co. in the amount of 20,420,000 RMB into equity of Du Kang Liquor Co. and the Investors equity stake in Du Kang Liquor Co. was reduced to 5.35%, while the investment amount remains as 4,403,500 RMB. Du Kang Marketing & Management contributed the assets of a building property valued at 15,530,000 RMB to the equity of Du Kang Liquor Co.

The Board of Directors determined that the restructuring was fair to and in the best interests of the Company, and implemented the Company’s new business plan. Because the restructuring mentioned above is subject to the local governmental approval and the approval was received recently, we file the 8-K after we received the local government’s approval for the restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Du Kang Co. Ltd.

Dated: March 28, 2014	By:	/s/ Wang Yong Sheng
Wang Yong Sheng
President and Chief Executive Officer